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                    AMENDMENT NUMBER TWO TO RIGHTS AGREEMENT

              Amendment Number Two, dated as of August 8, 1997, to the Rights Agreement, dated as of June 25, 1997 (the "Rights Agreement"), between Falcon Drilling Company, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"), as amended by Amendment Number One, dated as of July 10, 1997.

              WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

              WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

               Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Rights Agreement.

               Section 2. Amendment. Section 1(h) of the Rights Agreement is hereby amended by deleting that Section in its entirety and inserting in lieu thereof the following:

              "Final Expiration Date" shall mean August 8, 1997.

              Section 3.   Miscellaneous.

                  (a) The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended heretofore and hereby.

                  (b) The foregoing amendment shall be effective as of the date first above written.

                  (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

                  (d) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.



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              IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Number Two to be duly executed and attested, all as of the day and year first above written.

Attest:                                 FALCON DRILLING COMPANY, INC.


By:                                     By:
   ----------------------------            ------------------------------
   Name:   Leighton E. Moss                Name:   Robert F. Fulton
   Title:  Vice President                  Title:  Executive Vice President




Attest:                                 AMERICAN STOCK TRANSFER &
                                        TRUST COMPANY

By:                                     By:
   ----------------------------             -------------------------------
   Name:                                    Name:
   Title:                                   Title:












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